Exhibit 3.(i)

              ARTICLES OF RESTATEMENT
                        OF
       HEALTH CARE PROPERTY INVESTORS, INC.

     Health Care Property Investors, Inc., a Maryland corporation (hereinafter the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation (hereinafter the "Department") as follows:
           (a) The Corporation desires to restate in its entirety the charter of the Corporation (the "Charter") represented by Articles of Incorporation originally filed on March 21, 1985 with the Department, as amended and restated by Articles of Amendment and Restatement filed with the Department on March 29, 1985, April 11, 1985, May 21, 1985, November 8, 1989 and January 31, 1990, corrected by a Certificate of Correction filed with the Department on February 8, 1990 and amended by Articles of Amendment dated April 23, 1992 filed with the Department;

           (b) The provisions set forth in these Articles of Restatement are all of the provisions of the Charter currently in effect;

           (c) The provisions of these Articles of Restatement have been approved by a majority of the entire Board of Directors;

           (d) The Charter is not amended by these Articles of Restatement;

           (e) The current address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust
Incorporated, 32 South Street, Baltimore, Maryland 21202;

           (f) The name and address of the Corporation's current resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202;

           (g) There are currently seven directors of the Corporation and the names of those directors currently in office are as follows: Kenneth B. Roath, Paul V. Colony, Robert R. Fanning, Jr., Michael
D. McKee, Orville E. Melby, Harold M. Messmer, Jr. and Peter L. Rhein; and

           (h) The Charter of the Corporation is hereby restated to read as hereinbelow set forth in full.

             ARTICLES OF INCORPORATION
                        OF
       HEALTH CARE PROPERTY INVESTORS, INC.

                     ARTICLE I
                       NAME
                       ----

     The name of this corporation shall be HEALTH CARE PROPERTY
INVESTORS, INC.
                    ARTICLE II
                     PURPOSES
                     --------

     The purpose for which this corporation is formed is to engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland as now or hereinafter in force.

                    ARTICLE III
        PRINCIPAL OFFICE AND RESIDENT AGENT
        -----------------------------------

     The post office address of the principal office of the corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in the State of Maryland is The Corporation Trust Incorporated, and the post office address is 32 South Street, Baltimore, Maryland 21202, but this corporation may maintain an office or offices in such other place or places as may be, from time to time, fixed by its Board of Directors or as may be fixed by the Bylaws of the corporation.

                    ARTICLE IV
                   CAPITAL STOCK
                   -------------

     Section 1.  The total number of shares of capital stock which the
     ---------
corporation shall have authority to issue is One Hundred Fifty Million (150,000,000), of which One Hundred Million (100,000,000) shall be shares of Common Stock having a par value of $1.00 per share and Fifty Million (50,000,000) shall be shares of Preferred Stock having a par value of $1.00 per share. The aggregate par value of all of said shares shall be One Hundred Fifty Million Dollars ($150,000,000).

     Section 2.  The Board of Directors shall have authority to issue the
     ---------
Preferred Stock from time to time in one or more series and by resolution shall designate with respect to any series of Preferred Stock;

     (1) the number of shares constituting such series and the distinctive designation thereof;

     (2)   the voting rights, if any, of such series;

     (3) the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

     (4) whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

     (5) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the corporation;

     (6) the rights, if any, of holders of shares of such series to convert such shares into or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the corporation, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares of the corporation or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

     (7) any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

                     ARTICLE V
 PROVISIONS FOR DEFINING, LIMITING AND REGULATING
 ------------------------------------------------
       CERTAIN POWERS OF THE CORPORATION AND
       -------------------------------------
      THE BOARD OF DIRECTORS AND STOCKHOLDERS
      ---------------------------------------

     Section 1.  The Board of Directors shall have the authority without
     ---------
stockholder approval to designate capital gain allocation to holders of any series or all series of Preferred Stock.

     Section 2.  The affirmative vote of the holders of not less than 90%
     ---------
of the outstanding shares of "voting stock" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the corporation with any "Related Person" (as hereinafter defined). However, such 90% voting requirement shall not be applicable if: (1) the Board of Directors of the corporation by unanimous vote or written consent shall have expressly approved in advance the acquisition of outstanding shares of voting stock of the corporation that caused the Related Person to become a Related Person or shall have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or (2) the Business Combination is solely between the corporation and another corporation, one hundred percent of the voting stock of which is owned directly or indirectly by the corporation.

     For purposes of this Article V, Section 2:

           (i) The term "Business Combination" shall mean (a) any merger or consolidation of the corporation with or into a Related Person,
(b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary) to a Related Person, (c) any merger or consolidation of a Related Person with or into the corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all stockholders) of the corporation to a Related Person, and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

           (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on October 1, 1982 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), "Beneficially Owns" (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act) in the aggregate 10% or more of the outstanding voting stock of the corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

           (iii)The term "Substantial Part" shall mean more than 10% of the book value of the total assets of the corporation as of the end of its most recent fiscal year ending prior to the time the determination is being made.

           (iv) Without limitation, any shares of Common Stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

           (v) The term "voting stock" shall mean the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors. In a vote required by or provided for in this
Article V, Section 2, each share of voting stock shall have the number of votes granted to it generally in the election of directors.

     Section 3.  The number of Board of Directors shall be not less than
     ---------
three (3) nor more than nine (9) until changed by an amendment to the Bylaws. Upon action by the initial Board of Directors to elect an additional four (4) Directors prior to the first annual meeting of stockholders, the exact number of the Directors shall be seven (7). The Board of Directors shall thenceforth be classified into three classes, with two Directors in Class 1, two Directors in Class 2 and three Directors in Class 3. Each Director in Class 1 initially shall serve for a term ending at the annual meeting of stockholders in 1986; each Director in Class 2 shall serve for an initial term ending at the annual meeting of stockholders in 1987; and each Director in Class 3 shall serve for a term ending at the annual meeting of stockholders in 1988. After the respective initial terms of the classes indicated, each such class of Directors shall be elected for successive terms ending at the annual meeting of stockholders the third year after election.

     The number of Directors may be increased or decreased from time to time in such manner as shall be provided in the Bylaws, provided that the number shall not be reduced to less than three (3). In case of any increase in the number of Directors, the additional Directors may be elected by the stockholders at any annual or special meeting, or by the Directors as shall be provided by the Bylaws. A Director may be removed by the vote or written consent of the holders of two-thirds of the outstanding shares or by a unanimous vote of all other members of the Board of Directors. Special meetings of the stockholders may be called in a manner consistent with the Bylaws of the corporation for the purpose of removing a Director.

     Section 4.  If the Board of Directors shall, at any time and in good
     ---------
faith, be of the opinion that direct or indirect ownership of at least 9.9% or more of the voting shares of stock of the corporation has or may become concentrated in the hands of one "beneficial owner" (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act), the Board of Directors shall have the power (i) by lot or other means deemed equitable by them to call for the purchase from any stockholder of the corporation a number of voting shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of voting shares of stock of the corporation of such beneficial owner to no more than 9.9% of the outstanding voting shares of stock of the corporation, and (ii) to refuse to transfer or issue voting shares of stock of the corporation to any person whose acquisition of such voting shares would, in the opinion of the Board of Directors, result in the direct or indirect ownership of more than 9.9% of the outstanding voting shares of stock of the corporation. The purchase price for any voting shares of stock shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter on the last business day immediately preceding the day on which notices of such acquisition are sent, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the Board of Directors in accordance with the provisions of applicable law. Payment of the purchase price shall be made in cash by the corporation at such time and in such manner as may be determined by the Board of Directors of the corporation. From and after the date fixed for purchase by the Board of Directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of shares, options, warrants or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding shares of stock of this corporation shall be deemed void ab initio and the intended transferee shall be deemed never to
            -- ------
have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares, options, warrants or other securities convertible into voting shares shall be deemed, at the option of the corporation, to have acted as agent on behalf of the corporation in acquiring such shares and to hold such shares on behalf of the corporation.

     Section 5.  The holders of stock of the corporation shall have no
     ---------
preemptive or preferential right to subscribe for or purchase any stock or securities of the corporation.

                    ARTICLE VI
                    AMENDMENTS
                    ----------

Section 1.  Notwithstanding any of the provisions of these Articles or
-------
the Bylaws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the corporation) the affirmative vote of the holders of at least 90% of the "voting stock" of the corporation, voting together as a single class, shall be required to repeal or amend any provision inconsistent with Section 2,
Section 3 or Section 4 of Article V.

Section 2.  The corporation reserves the right from time to time to amend,
---------
alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are subject to this reservation.

                    ARTICLE VII
                PERPETUAL EXISTENCE
                -------------------

     The period of the existence of the corporation is to be perpetual.

                   ARTICLE VIII
         LIMITATION ON PERSONAL LIABILITY
         --------------------------------
             OF DIRECTORS AND OFFICERS
             ------------------------

     A director or officer shall not be personally liable to the corporation or its stockholders for money damages unless (i) it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding, based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     If the General Corporation Law of the State of Maryland is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers or expanding such liability, then the liability of directors or officers to the corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the Maryland General Corporation Law, as so amended from time to time. Any repeal or modification of this Article VIII by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such repeal or modification.

                  *      *      *

     IN WITNESS WHEREOF, Health Care Property Investors, Inc. has caused these Articles of Restatement to be signed in its name and on its behalf by Kenneth B. Roath, its President, and attested by Lorna M. Mellies, its Secretary, this 27th day of April, 1992.

                      HEALTH CARE PROPERTY INVESTORS, INC.,


                      By: ________________________________
                                 Kenneth B. Roath
                                 President
ATTEST:


By: ______________________________
     Lorna M. Mellies
     Secretary

                   VERIFICATION

     THE UNDERSIGNED, President of Health Care Property Investors, Inc., a Maryland corporation, who executed on behalf of said Corporation the foregoing Articles of Restatement, of which this certificate is made a part, hereby acknowledges the foregoing Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.




____________________________________
     Kenneth B. Roath
     President